Exhibit 99.1
Axon Invests $1.2 Billion in Skydio to Build the Future of Drone as First Responder
With an expanded partnership, Axon becomes exclusive Skydio distributor for public safety in the U.S. and Canada
SCOTTSDALE, Ariz., November 5, 2026 — Axon (Nasdaq: AXON), the global leader in public safety technology, today announced an additional $1.2 billion investment in Skydio. The agreement, which will add approximately 20% to Axon’s fully diluted ownership in Skydio at a $5.2 billion pre-money valuation, builds on a partnership that is already bringing Skydio drones to public safety agencies across the U.S., marking a major expansion of Axon's Drone as First Responder (DFR) program.

Axon will also become Skydio's exclusive distributor for public safety in the U.S. and Canada. Skydio serves more than 1,500 public safety customers, and more than 28 million Americans now live within two miles of a Skydio DFR dock. At agencies deploying Skydio DFR, priority response times have been reduced by as much as 65%, with drones arriving before officers on roughly 80% of calls where they are deployed. That earlier visibility can support safer responses, help de-escalate potentially deadly situations, locate missing children and other vulnerable people, and improve outcomes when every second matters.

“Within a decade, millions of drones will be working across America. Skydio is positioned to lead in every sector they touch,” said Rick Smith, Founder and CEO of Axon. “Axon is taking a major stake in one of the most valuable categories in tech, and Skydio stays free to move fast. With exclusive channel rights, Axon will widen its lead in public safety drones as Skydio builds the future of American aerial robotics. Two companies, each the best at what it does, will build something far bigger than either could alone.”

“Axon has been an incredible partner in bringing our drones to public safety customers across the U.S.,” said Adam Bry, CEO of Skydio. “We're excited to deepen that partnership with Axon becoming our exclusive channel for U.S. and Canadian public safety. This investment strengthens our ability to accelerate our technology roadmap, scale our impact in public safety and continue advancing autonomous flight across every critical industry we serve.”

Axon estimates the total addressable market for DFR at approximately $13 billion in the U.S. and Canada alone, an opportunity fully accessible through its partnered offering as thousands of agencies begin to evaluate and deploy DFR technology. That opportunity is already translating into significant commercial momentum: Skydio’s business is seeing rapid growth and expects to achieve approximately $1 billion in total bookings in its current fiscal year.

Axon's investment consists of approximately $1.2 billion comprised of a mix of cash and Axon stock, subject to final transaction terms. The investment includes both primary capital to Skydio and the purchase of shares from existing Skydio shareholders, with a portion of the cash consideration providing growth capital to accelerate innovation, expand Skydio's product portfolio and bring new drone capabilities to customers faster. Axon's larger ownership stake lets it participate in that growth. The transactions comprising the investment are expected to close in the fourth quarter of 2026 and first quarter of 2027, subject to customary closing conditions.

About Axon
Axon (Nasdaq: AXON) is the global leader in public safety technology supporting state, local, federal and international public safety agencies with technology designed to Protect Life. Complementing its mission, Axon’s growing Enterprise market focuses on protecting critical infrastructure and frontline workers across multiple industries including corporate security, hospitality, retail and healthcare. Founder-led since 1993, Axon builds products with transparency and responsibility. From TASER energy devices to today’s connected network of hardware - including cameras, drones, and robotics - cloud software, sensors, and AI-tools, the Axon ecosystem helps seamlessly protect people and places when it matters most. To ensure these technologies align with community expectations, Axon’s independent Ethics & Equity Advisory Council guides the ethical, inclusive, and accountable design of its products and services. Learn more about the EEAC and Axon’s Responsible Innovation framework at https://www.axon.com/responsibility.

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About Skydio
Skydio is the largest U.S.-based drone manufacturer and world leader in flying robots. Founded in 2014, Skydio leverages breakthrough AI-backed autonomy to create drones that are easier to operate, safer to fly, and more capable in complex environments. Skydio systems are trusted by more than 4,000 agencies and organizations across the U.S. in the public safety and critical infrastructure sectors, every branch of the U.S. military, and the armed forces of 32 allied nations. Skydio designs, assembles, and supports its products in the U.S. from its headquarters in San Mateo, California. For more information, follow Skydio on LinkedIn at https://www.linkedin.com/company/skydio or visit https://www.skydio.com/

Forward-looking Statements
Forward-looking statements in this press release include, without limitation, statements regarding: Axon's future results and the benefits anticipated to be realized from the contemplated strategic investment; the expected timing and requirements for closing the strategic investment; the ongoing and future commercial relationship between Axon and Skydio; the timing and financial impacts of the strategic investment and other uncertainties and contingencies in connection with the foregoing; expectations about the market for our current and future products and services; as well as statements of management's strategies, goals and objectives and other similar expressions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as "may," "will," "should," "could," "would," "predict," "potential," "continue," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate," and similar expressions, as well as statements in future tense, identify forward-looking statements. However, not all forward-looking statements contain these identifying words.We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. The following important factors could cause actual results to differ materially from those in the forward-looking statements: the possibility that the closing of the strategic investment does not occur or is delayed, including resulting negative impacts to the commercial relationship between Axon and Skydio; failure to satisfy the conditions to closing the strategic investment; negative effects of the announcement of the strategic investment; potential litigation associated with the strategic investment; our exposure to cancellations of government contracts due to non-appropriation clauses, exercise of a cancellation clause or non-exercise of contractually optional periods; the ability of law enforcement agencies to obtain funding, including based on tax revenues; our ability to design, introduce and sell new products, services or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our ability to win bids through the open bidding process for governmental agencies; our ability to manage our supply chain and avoid production delays, shortages and impacts to expected gross margins; the impacts of inflation, macroeconomic conditions and global events; the impact of catastrophic events or public health emergencies; the impact of stock-based compensation expense, impairment expense and income tax expense on our financial results; customer purchase behavior, including adoption of our software as a service delivery model; negative media publicity or sentiment regarding our products; the impact of various factors on projected gross margins; defects in, or misuse of, our products; changes in the costs of product components and labor; loss of customer data, a breach of security or an extended outage, including by our third-party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to our subscription model; changes in government regulations in the United States and in foreign markets, especially related to the classification of our products by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; our ability to integrate acquired businesses; the impact of declines in the fair values or impairment of our investments, including our strategic investments; our ability to attract and retain key personnel; litigation or inquiries and related time and costs; and counterparty risks relating to cash balances held in excess of federally insured limits. Many events beyond our control may determine whether results we anticipate will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. These factors are intended as cautionary statements for investors within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Readers can find them under the heading "Risk Factors" in our Annual and Quarterly Reports, and investors should refer to them. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 8-K, 10‑Q and 10‑K reports to the SEC. Our filings with the SEC may be accessed at the SEC's website at www.sec.gov.
Media Contact:
Kate MacKinnon
Vice President, Communications
press@axon.com